Exhibit 10.1

NATIONAL SEMICONDUCTOR CORPORATION

2007 EMPLOYEES EQUITY PLAN

1.                                      OBJECTIVE

The National Semiconductor Corporation 2007 Employees Equity Plan is intended to align the interests of eligible employees of the Company with the interests of the stockholders of National Semiconductor Corporation and to provide incentives for such employees to exert maximum efforts for the success of the Company. By extending to eligible employees the opportunity to acquire proprietary interests in National Semiconductor Corporation and to participate in its success, the Plan may be expected to benefit National Semiconductor Corporation and its stockholders by making it possible for the Company to attract and retain the best available talent and by rewarding key personnel for their part in increasing the value of the capital stock of National Semiconductor Corporation.

2.                                      DEFINITIONS

Whenever used in this Plan, the following terms shall have the meaning set forth below unless the context clearly indicates to the contrary.

Award:   Restricted Stock Unit, Restricted Stock or Option awarded to a Participant pursuant to the Plan

Award Agreement:      An agreement, which may be written or in electronic form, between NSC and the Participant that sets forth the terms, conditions, limitations and restrictions applicable to an Award.

Board:      The Board of Directors of National Semiconductor Corporation.

Code:      Internal Revenue Code of 1986, as amended.

Committee:      The Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall be comprised solely of directors who are (a) “nonemployee directors” under Rule 166-3 of the Securities Exchange Act of 1934, (b) “outside directors” under Section 162(m) of the Code and (c) “independent directors” pursuant to New York Stock Exchange requirements.

Common Stock:      National Semiconductor Corporation’s common stock, par value $ .50 per share.

Company:      National Semiconductor Corporation (“NSC”), a Delaware corporation, and any corporation in which NSC controls directly or indirectly more than fifty percent (50%) of the combined voting power of voting securities.

Disability:      Inability to perform any services for the Company and

eligible to receive disability benefits under the standards used by the Company’s applicable disability benefit plans or any successor plan thereto.

Effective Date:      The date this Plan is approved by NSC’s stockholders.

Employee:      An individual in the regular employ of the Company at any time.

Executive Officer:      An officer of NSC identified as an executive officer of NSC in NSC’s annual report on Form 10-K filed with the Securities and Exchange Commission.

Exercise Price:      Price at which a share of Common Stock may be purchased pursuant to an exercise of an Option.

Grant Date:      With respect to an Award, the date that the Award was granted.

Fiscal Year:      The fiscal year of the Company.

Immediate Family:      Parents (including step-parents), spouses, children (including step-children and adopted children) and siblings (including step-siblings).

Non-Qualified Stock Option:      Option to purchase shares of Common Stock that is not intended to be an incentive stock option, as that term is defined in the Code.

Participant:      An Employee who has been granted an Award pursuant to the Plan.

Plan:      This National Semiconductor Corporation 2007 Employees Equity Plan.

Option:      Non-Qualified Stock Option.

Restricted Stock:      Common Stock issued pursuant to the terms of this Plan that is subject to certain restrictions and may be subject to the risk of forfeiture.

Restricted Stock Unit:      An Award issued pursuant to Section 8 of the Plan.

Retirement:      Permanent termination of employment with the Company and (a) age is either sixty-five (65) or age is at least fifty-five (55) and years of service in the employ of the Company is then (10) or more, and (b) the terminating employee has confirmed to the Company that he or she does not intend to engage in a full-time vocation.

Secretary:      The Secretary of National Semiconductor Corporation.

Termination of Employment:      The time when the employee-employer relationship between the Participant and the Participant’s employer is terminated for any reason, with or without cause, including, but not by way of limitation, a termination upon the sale, merger or other disposition of Participant’s employer; by reduction in force; resignation; discharge; death; Disability; or Retirement, but excluding (i) terminations where there is a simultaneous reemployment by the Company, or (ii) terminations where the Participant continues a relationship (e.g., as a director or as a consultant) with the Company.

3.                                       ADMINISTRATION

3.1           The Committee. The Plan shall be administered by the Committee.

3.2           Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) approve which Employees shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (f) interpret, amend or revoke any such rules. The Committee may delegate any of its rights and duties under this Plan to the Chief Executive Officer of NSC provided the Chief Executive Officer is also a member of the Board.

3.3           Decisions Binding. All determinations and decisions made by the Committee and the Board pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or an Award.

4.                                       SHARES SUBJECT TO THE PLAN

4.1           Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of shares available for issuance under the Plan shall not exceed 14,000,000 which may be unissued shares, or shares acquired by the Company, either on the market or otherwise. Of the total number of shares of Common Stock that can be issued under the Plan, up to 1,000,000 shares may be issued in connection with Restricted Stock and Restricted Stock Units and the balance remaining may be delivered upon exercise of Options that may be granted under this Plan. The aggregate number of shares of Common Stock made subject to Awards granted during the Fiscal Year to any single Participant shall not exceed 250,000. No shares from any of NSC’s other equity plans shall be available for Awards under this Plan and no Awards may be made under this Plan until after the Effective Date.

4.2           Expired Awards. If an Award is forfeited, cancelled, terminates, expires, or lapses for any reason, any shares of Common Stock subject to such Award shall again be available to be the subject of an Award. Notwithstanding the foregoing, any shares of Common Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Awards under the Plan, as well as any shares exchanged by a Participant or withheld by the Company or a Participant’s employing Company to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan.

4.2           Adjustments in Awards and Authorized Shares. In the event that there is any change in the shares of NSC through any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of NSC, then the number of shares of Common Stock that may be delivered under the Plan, the number, class, and price of shares of Common Stock subject to outstanding Awards, and the numerical limits of Section 4.1 shall be appropriately adjusted. Notwithstanding the preceding, the number of shares of Common Stock subject to any Award shall always be a whole number.

5.                                       ELIGIBILITY

Awards may be granted under the Plan only to Employees of the Company who are not Executive Officers. No Employee shall have the automatic right to receive an Award under this Plan. Once having been selected to receive an Award, an Employee has no right to be selected to receive a future Award.

6.                                       STOCK OPTIONS

6.1           Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as determined by the Committee in its sole discretion. Subject to the limitations provided in Section 4.1, the Committee shall determine the number of shares of Common Stock subject to each Option.

6.2           Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may provide that Options become exercisable in installments. The terms of the Award Agreement need not be identical for all Participants or for each Option granted.

6.3           Exercise Price. The Exercise Price for each Option shall be the closing price of the Common Stock on the New York Stock

Exchange on the date the Option grant was approved by the Committee. If there is no trading on such date, the Grant Date shall be the next date on which the New York Stock Exchange is open for trading and the Exercise Price shall be the closing price of the Common Stock on the New York Stock Exchange on such Grant Date.

6.4           Term. The maximum term of any Option shall be six years and one day from the Grant Date. The minimum full vesting period for any Option shall be three years from the Grant Date. Subject to these limits, the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable.

6.5           Exercisability of Options.

6.5.1                                                Except as provided in Section 9.1.1, an Option may not be exercised to any extent, either by the person to whom it was granted, the grantee’s transferee, the grantee’s guardian or legal representative or by any person after the grantee’s death, unless the person to whom the Option was granted has remained in the continuous employ of the Company for not less than six months from the date when the Option was granted. Otherwise, each Option shall be exercisable as determined by the Committee. Subject to the foregoing, Options shall be exercisable only after the vesting requirements specified in the Option grant have been satisfied.

6.5.2                                                The Committee has the discretion to determine whether Options granted shall be transferable without consideration to the Participant’s Immediate Family members or family trusts for the benefit of the Participant’s Immediate Family members. Options shall otherwise not be transferable, either with or without consideration.

6.6                                 Payment of Purchase Price.

6.6.1                                                Options shall be exercised by the Participant’s delivery of a notice of exercise (which may be in electronic form) to the Company’s Stock Administration department (or such other designee as the Company may identify), setting forth the number of shares with respect to which the Option is to be exercised, accompanied by full payment for the shares. The notice shall be given in the form and manner specified by the Company from time to time.

6.6.2                                                Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. Previously acquired shares of Common Stock that have been held by the Participant for at least six months or a combination of cash and Common Stock held by the Participant for at least six months may also be tendered to pay the Exercise Price. Common Stock tendered in full or partial payment of the Exercise Price shall be valued on the date of exercise at the opening price of the Common Stock on the New York Stock Exchange on the date of exercise or, if there shall be no trading on such date, then on the first previous date on which there was such trading. As soon as practicable after receipt of a notification of exercise and full payment for the shares of Common Stock purchased, the Company shall deliver to the Participant (or to one of the Company’s preferred brokers that is designated by the Participant), share certificates (which may be in book entry form) representing such shares.

6.7           Termination Employment. An Option shall terminate and may not be exercised if the Participant to whom it is granted ceases to be continuously employed by the Company, except (subject nevertheless to the last sentence of this Section 6.7): (a) if the Participant’s continuous employment is terminated for any reason other than (i) Retirement, (ii) Disability, or (iii) death, the Participant or the Participant’s transferee may exercise the Option to the extent that the Participant was entitled to exercise such Option at the date of such termination at any time within a period of three (3) months following the date of such termination, or if the Participant shall die within the period of three (3) months following the date of such termination without having exercised such Option, the Option may be exercised within a period of one year following the Participant’s death by the Participant’s transferee or the person or persons to whom the Participant’s rights under the Option otherwise pass by will or by the laws of descent or distribution but only to the extent exercisable at the date of such termination; (b) if the Participant’s continuous employment is terminated by (i) Retirement, (ii) Disability, or (iii) death, the Option may be exercised in accordance with its terms and conditions at any time within a period of five (5) years following the date of such termination by the Participant or the Participant’s transferee, or in the event of the Participant’s death, by the persons to whom the Participant’s rights under the Option shall pass by will or by the laws of descent or distribution; (c) if the Participant’s continuous employment is terminated and within a period of ninety (90) days thereafter the Participant returns to the active payroll as an Employee of the Company, the Committee may reinstate any portion of the Option previously granted but not exercised. Nothing contained in this Section 6.7 is intended to extend the stated term of the Option and in no event may an Option be exercised by anyone after the expiration of its stated term.

7.                                       RESTRICTED STOCK.

7.1           Award Agreement. Restricted Stock shall be issued only pursuant to a Restricted Stock Award Agreement entered into between the Participant and the Company, which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

7.2           Consideration. The consideration for the issuance of Restricted Stock shall be set by the Committee; provided, however, that such price shall not be less than the par value of a share of Common Stock on the Grant Date, unless otherwise permitted by applicable state law.

7.3           Restricted Stockholder Rights. Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Participant awarded Restricted Stock shall have all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Restricted Stock Award Agreement, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

7.4           Restriction Period. No shares of Restricted Stock issued under this Plan may be sold, assigned or otherwise transferred until a period of at least six months has elapsed from the date the Restricted Stock was issued. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof as a result of stock dividends, stock splits or any other forms of recapitalization) shall be subject to such other restrictions, including performance based restrictions, as the Committee shall provide in the terms of each individual Restricted Stock Agreement. All restrictions imposed pursuant to this Section 7.4 shall expire within six years and one day of the date of issuance. Notwithstanding the foregoing, the minimum total period for restrictions based exclusively on the passage of time and continued employment shall be no less than three years. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

7.5           Termination of Employment. Each individual Restricted Stock Award Agreement shall provide that Restricted Stock subject to restrictions under the Restricted Stock Agreement shall be reacquired by NSC immediately upon a Termination of Employment for any reason; provided, however, that the Committee may provide that no such reacquisition shall occur in the event of a Termination of Employment because of the Restricted Stockholder’s Retirement or Disability or death. If the Committee has determined that no such reacquisition shall occur in the event of a Termination of Employment because of a Restricted Stockholder’s Disability or death, the restrictions imposed under the Restricted Stock Agreement shall immediately expire and the shares of the Common Stock shall become available without restriction to the Restricted Stockholder or to the Restricted Stockholder’s estate, as applicable. In cases where the Committee has determined that no such reacquisition shall occur in the event of a Termination of Employment because of a Restricted Stockholder’s Retirement: (i) any time-based restrictions imposed under the Restricted Stock Agreement shall immediately expire and the shares of Common Stock will become available to the Restricted Stockholder without restriction; (ii) any performance-based restrictions imposed under the Restricted Stock Agreement shall not expire and shares of Common Stock will not become available without restriction to the Restricted Stockholder until the applicable performance period has been completed, the performance has been measured, and the final number of shares of Common Stock earned by the Restricted Stockholder has been determined. Except as provided herein, the Committee shall have the discretion to determine the effect of all matters and questions relating to Termination of Employment, including but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, the question of whether a Termination of Employment has occurred upon the sale, merger or other disposition of the Participant’s employing company, and all questions of whether particular leaves of absence constitute Termination of Employment.

7.6           Escrow Holder. The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates, which may be in book entry form, representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Award Agreement expire or are removed. In no event shall any Participant awarded Restricted Stock retain physical custody of any certificates representing Restricted Stock issued to him or her.

7.7           Restrictive Legends. The Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby. If shares of Restricted Stock are in book entry form, the Committee shall adopt such procedures and processes as are necessary to ensure that the shares of Restricted Stock are not transferred until the applicable restriction period has lapsed.

8.                                       RESTRICTED STOCK UNITS

8.1           Awards. The Committee is authorized to make Awards of Restricted Stock Units to any Employee selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting, including performance conditions, as it deems appropriate. On the date established for vesting, NSC shall transfer to the Participant one unrestricted, fully transferable share of Common Stock, which may be in book entry form, for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.2           Term. The minimum vesting term for any Restricted Stock Units shall be no less than six months. Otherwise, the term of any Restricted Stock Units shall be set by the Committee in its discretion but shall not be longer than six years and one day and the minimum term for full vesting of any Restricted Stock Units where vesting is based solely on the passage of time and continued employment shall be not less than three years.

8.3           Purchase Price. The Committee may establish the purchase price, if any, of any Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Common Stock on the Grant Date, unless otherwise permitted by applicable state law.

8.4           Termination of Employment. An Award of Restricted Stock Units shall only be payable while the Participant is an Employee; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Restricted Stock Units may be paid subsequent to a Termination of Employment as a result of the Participant’s Retirement, death or Disability. If the Committee has determined that an Award of Restricted Stock Units may be paid subsequent to a Termination of Employment as a result of the Participant’s death or Disability, the Award shall be paid to the Participant (or the Participant’s estate, as applicable) immediately upon the Participant’s Termination of Employment by reason of the Participant’s death or Disability. If the Committee has determined that an Award of Restricted Stock Units may be paid subsequent to a Termination of Employment as a result of the Participant’s Retirement: (i) in cases of time-based vesting conditions, the Award will be paid immediately upon Retirement; (ii) in cases of performance-based vesting conditions, the Award will be paid only after the applicable performance period has been completed, the performance has been measured, and the final Award amount has been determined. Except as provided herein, the Committee shall have the discretion to determine the effect of all matters and questions relating to Termination of Employment, including but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, the question of whether a Termination of Employment has occurred upon the sale, merger or disposition of the Participant’s employing company, and all questions of whether particular leaves of absence constitute Termination of Employment.

8.5           Additional Conditions. Any Award granted pursuant to this Section 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

9.                                       CHANGE-OF-CONTROL PROVISIONS

9.1           Impact. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change-of-Control:

9.1.1        any Options outstanding as of the date such Change-of-Control occurs, and which are not then exercisable and vested, shall become fully exercisable and vested;

9.1.2        the restrictions imposed under each Restricted Stock Award Agreement shall lapse, and each Participant shall be entitled to receive the shares of Common Stock subject to the Restricted Stock Award Agreement without restrictions;

9.1.3        all outstanding Restricted Stock Units shall become fully vested and nonforfeitable and each Participant shall be entitled to receive one share of Common Stock for each outstanding Restricted Stock Unit.

Notwithstanding any other provision of the Plan, in the event of a Change-in-Control in which the consideration paid to the holders of shares of Common Stock is solely cash, each Award shall, upon the occurrence of a Change-of-Control, be cancelled in exchange for a payment in an amount equal to (i) the excess of the consideration paid per share of Common Stock in the Change-of-Control over the Exercise Price or other applicable purchase price per share of Common Stock subject to the Award multiplied by (ii) the number of shares of Common Stock granted under the Award.

9.2           Definition of Change-of-Control. For purposes of the Plan, a “Change-of-Control” shall mean the happening of any of the following events:

9.2.1        the acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (x) the then outstanding shares of NSC’s Common Stock (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of NSC entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 9.2.1, the following acquisitions shall not be deemed to result in a Change-of-Control: (i) any acquisition directly from NSC, (ii) any acquisition by NSC, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by NSC or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Section 9.2.3 below; or

9.2.2        individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by NSC’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

9.2.3        the approval by the stockholders of NSC of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NSC or the acquisition of assets of another corporation (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation) unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60%, respectively, of the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns NSC or all or substantially all of NSC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of NSC or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of Common Stock resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

9.2.4        approval by the stockholders of NSC of a complete liquidation or dissolution of NSC.

9.3           Notwithstanding the foregoing, a Change-of-Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of NSC immediately following such transaction or series of transactions.

10.                                 FORFEITURE OF AWARDS

Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, in the event of serious misconduct by a Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company) or any Termination of Employment for cause or in the event that a Participant terminates employment for Retirement and subsequently engages in full-time employment, or any activity of a Participant in competition with the business of the Company, (a) cancel any outstanding Award granted to such Participant, in whole or in part, whether or not vested or (b) following the exercise or payment of an Award within a period specified by the Committee, require such Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (valued based upon the opening price of the Common Stock on the New York Stock Exchange on the date of payment or if there is no trading on the New York Stock Exchange on such date, the opening price on the immediately preceding trading day on the New York Stock Exchange), and the Committee may provide for an offset to any future payments owed by the Company to the Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company shall be determined by the Committee in good faith and in its sole discretion. This Section 10 shall have no application following a Change-of-Control.

11.                                 TERM; AMENDMENT AND TERMINATION

11.1         Term of the Plan. The Plan shall be effective as of the Effective Date and shall remain in effect thereafter until terminated by the Company. Awards outstanding on the Plan’s termination date shall not be affected or impaired by the termination of the Plan, but no Award may be granted or issued during any period of suspension or after termination of the Plan.

11.2         Amendment. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination (a) shall be made without stockholder approval if such approval is required by applicable law, regulatory requirement or stock exchange or accounting rules, or if the Board deems it necessary or desirable to qualify for or comply with any tax, applicable law, stock exchange, accounting or regulatory requirement, and (b) except as required by applicable law or stock exchange or accounting rules, shall be made without the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee or Board may amend or alter the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

12.          GENERAL PROVISIONS

12.1         Conditions to NSC’s Obligation to Issue Stock. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, NSC shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

12.1.1                                          Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

12.1.2                                          Any registration or other qualification of such shares of NSC under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

12.1.3                                          Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

12.2         No Repricings/Regrants/Exchanges/Modifications. The Committee may not grant new Options, Restricted Stock or Restricted Stock Units in exchange for the cancellation of any other Award made under this Plan or any other plan of the Company. Other than in connection with a change in the Company’s capitalization as provided in Section 4.3, the Exercise Price of an Option may not be reduced without approval of the Company’s stockholders. No material amendments may be made to the Plan without the approval of the Company’s stockholders.

12.3         No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any Participant or Employee any right to continued employment, nor shall it interfere in any way with the right of the Company to terminate the employment of any Participant or Employee at any time.

12.4         Tax Withholding. No later than the date on which an amount first becomes includible in the gross income of the Participant for income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, cash, shares of Common Stock previously owned by the Participant for at least six months duly enclosed for transfer to the Company, or in any combination of the foregoing. If Common Stock that is part of the Award is used to settle tax withholding obligations, the value of such Common Stock may not exceed the maximum withholding rate applicable to the Award. Common Stock used to satisfy tax withholding obligations shall be valued at the opening price of the Common Stock on the New York Stock Exchange on the date the Common Stock is used to satisfy the tax withholding obligation or, if there is no trading on the New York Stock Exchange on such date, the opening price on the immediately preceding trading day on the New York Stock Exchange. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations with Common Stock.

12.5         Governing Law. The Plan, all Award Agreements and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, USA, without reference to principles of conflict of laws.

12.6         Nontransferability. No Award, or interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of the Participant or successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Any transfer of Awards to independent third parties for cash consideration without stockholder approval is prohibited. Notwithstanding the foregoing, nothing in this Section 12.6 shall prevent transfers as provided by Section 6.5.2, or by will or by the applicable laws of descent and distribution.

12.7         Rights as Stockholder. No Participant (nor any beneficiary or transferee) shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common

Stock issuable pursuant to an Option or Restricted Stock Unit (or exercise thereof), unless and until certificates (which may be in book entry form) representing such shares shall have been issued, recorded on the records of NSC or its transfer agents or registrars, and delivered to the Participant (or beneficiary or transferee, as applicable.)

12.8         Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.9         Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.10       No Limit on other Arrangements. This Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company to establish any other forms of incentives or compensation for Employees of the Company, to issue restricted or unrestricted stock other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the issuance of restricted or unrestricted stock in connection with the acquisition in any form of the business, stock or assets of any corporation, firm or association.

12.11       Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In particular, any payment of shares of Common Stock due in connection with lapsing of restrictions on Restricted Stock or Restricted Stock Units shall be made no later than sixty (60) days of the first of the calendar year following the date that a Participant has been deemed to have earned the shares. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by applicable law).

12.12       Acceleration of Awards. Except as provided in Sections 6.7, 7.5, 8.4, and 9.1, acceleration of Awards and/or continued vesting of Awards after Termination of Employment shall not be permitted without the approval of stockholders.